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                                                                     EXHIBIT 9.1


                      VOTING AND EXCHANGE TRUST AGREEMENT

       MEMORANDUM OF AGREEMENT MADE AS OF THE 30th DAY OF AUGUST, 1996.


B E T W E E N:

                      DIGICON INC.,
                      a corporation existing under the
                      laws of the State of Delaware
                      (hereinafter referred to as
                      "Digicon")

                                                             OF THE FIRST PART,

                                    - and -

                      VERITAS ENERGY SERVICES INC.,
                           a corporation existing under
                      the laws of the Province of
                      Alberta
                      (hereinafter referred to as
                      "Veritas")

                                                             OF THE SECOND PART,

                                    - and -

                      THE R-M TRUST COMPANY,
                      a trust company existing under the laws of Canada (hereinafter referred to as the
                      "Trustee")

                                                             OF THE THIRD PART.


     WHEREAS pursuant to a combination agreement dated as of May 10, 1996, by and between Digicon and Veritas (such agreement as it may be amended or restated is hereinafter referred to as the "Combination Agreement") the parties agreed that on the Effective Date (as defined in the Combination Agreement), Digicon and Veritas would execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth in Exhibit E to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably;

     AND WHEREAS pursuant to an arrangement (the "Arrangement") effected by Articles of Arrangement dated August 30, 1996 filed pursuant to the Business Corporations Act (Alberta), each issued and outstanding common share of Veritas (a "Veritas Common Share") was exchanged for 0.8 issued and outstanding Exchangeable Shares of Veritas (the "Exchangeable Shares"), and thereafter, Veritas's sole issued and outstanding Class A Preferred Share was exchanged by the holder thereof for one issued and outstanding Veritas Common Share;



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     AND WHEREAS the above-mentioned Articles of Arrangement set forth the rights, privileges, restrictions and conditions (collectively, the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

     AND WHEREAS Digicon is to provide voting rights in Digicon to each holder (other than Digicon and its Subsidiaries) from time to time of Exchangeable Shares, such voting rights per Exchangeable Share to be equivalent to the voting rights per share of Digicon Common Stock (the "Digicon Common Stock");

     AND WHEREAS Digicon is to grant to and in favour of the holders (other than Digicon and its Subsidiaries) from time to time of Exchangeable Shares the right, in the circumstances set forth herein, to require Digicon to purchase from each such holder all or any part of the Exchangeable Shares held by the holder;

     AND WHEREAS the parties desire to make appropriate provision and to establish a procedure whereby voting rights in Digicon shall be exercisable by holders (other than Digicon and its Subsidiaries) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to one share of Digicon Special Voting Stock (the "Digicon Special Voting Stock") to which voting rights attach for the benefit of such holders and whereby the rights to require Digicon to purchase Exchangeable Shares from the holders thereof (other than Digicon and its Subsidiaries) shall be exercisable by such holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such rights for the benefit of such holders;

     AND WHEREAS these recitals and any statements of fact in this agreement are made by Digicon and Veritas and not by the Trustee;

     NOW THEREFORE in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1.   DEFINITIONS AND INTERPRETATION

                (a)  DEFINITIONS.  In this agreement, the
                     following terms shall have the following meanings:

"Aggregate Equivalent Vote Amount" means, with respect to any matter, proposition or question on which holders of Digicon Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of shares of Exchangeable Shares issued and outstanding and held by Holders multiplied by
(ii) the number of votes to which a holder of one share of Digicon Common Stock is entitled with respect to such matter, proposition or question.

"Exchangeable Share Consideration" has the meaning attributed thereto in the Exchangeable Share Provisions.

"Exchangeable Share Price" has the meaning attributed thereto in the Exchangeable Share Provisions.

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"Arrangement" has the meaning attributed thereto in the recitals hereto.

"Automatic Exchange Rights" means the benefit of the obligation of Digicon to effect the automatic exchange of shares of Digicon Common Stock for Exchangeable Shares pursuant to Section 5(l) hereof.

"Board of Directors" means the Board of Directors of Veritas.

"Business Day" has the meaning attributed thereto in the Exchangeable Share Provisions;

"Digicon Common Stock" has the meaning attributed thereto in the recitals hereto.

"Digicon Consent" has the meaning attributed thereto in Section 4(b) hereof.

"Digicon Meeting" has the meaning attributed thereto in Section 4(b) hereof.

"Digicon Special Voting Stock" has the meaning attributed thereto in the recitals hereto.

"Digicon Successor" has the meaning attributed thereto in subsection 11(a)(i) hereof.

"Equivalent Vote Amount" means, with respect any matter, proposition or question on which holders of Digicon Common Stock are entitled to vote, consent or otherwise act, the number of votes to which a holder of one share of Digicon Common Stock is entitled with respect to such matter, proposition or question.

"Exchange Right" has the meaning attributed thereto in Article 5 hereof.

"Exchangeable Share Provisions" has the meaning attributed thereto in the recitals hereto.

"Exchangeable Shares" has the meaning attributed thereto in the recitals hereto.

"Holder Votes" has the meaning attributed thereto in Section 4(b) hereof.

"Holders" means the registered holders from time to time of Exchangeable Shares, other than Digicon and its Subsidiaries.

"Insolvency Event" means the institution by Veritas of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound-up, or the consent of Veritas to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Veritas to contest in good faith any such proceedings commenced in respect of Veritas within 15 days of becoming aware thereof, or the consent by Veritas to the filing of any such petition or to the appointment of a receiver, or the making by Veritas of a general assignment for the benefit of creditors, or the admission in writing by Veritas of its inability to pay its debts generally as they become due, or Veritas not being


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permitted, pursuant to liquidity or solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.6 of the Exchangeable Share Provisions.

"Liquidation Call Right" has the meaning attributed thereto in the Exchangeable Share Provisions.

"Liquidation Event" has the meaning attributed thereto in subsection 5(l)(ii) hereof.

"Liquidation Event Effective Date" has the meaning attributed thereto in subsection 5(l)(iii) hereof.

"List" has the meaning attributed thereto in Section 4(f) hereof.

"Officer's Certificate" means, with respect to Digicon or Veritas, as the case may be, a certificate signed by any one of the Chairman of the Board, the Vice-Chairman of the Board, the President, any Vice-President or any other senior officer of Digicon or Veritas, as the case may be.

"Person" includes an individual, partnership, corporation, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

"Plan of Arrangement" has the meaning attributed thereto in the Exchangeable Share Provisions.

"Redemption Call Right" has the meaning attributed thereto in the Exchangeable Share Provisions.

"Retracted Shares" has the meaning attributed thereto in Section 5(g) hereof.

"Retraction Call Right" has the meaning attributed thereto in the Exchangeable Share Provisions.

"Subsidiary" has the meaning attributed thereto in the Exchangeable Share Provisions.

"Support Agreement" means that certain support agreement made as of even date hereof between Veritas and Digicon.

"Trust" means the trust created by this agreement.

"Trust Estate" means the Voting Share, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this agreement.

"Trustee" means The R-M Trust Company and, subject to the provisions of Article 10 hereof, includes any successor trustee or permitted assigns.

"Veritas Common Shares" has the meaning attributed thereto in the recitals hereto.

"Voting Rights" means the voting rights attached to the Voting Share.

"Voting Share" means the one share of Digicon Special Voting Stock, U.S. $0.01 par value, issued by Digicon to and deposited with the Trustee, which entitles the holder of record to a number of


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votes at meetings of holders of Digicon Common Stock equal to the Aggregate
Equivalent Vote Amount.

                (b)  INTERPRETATION NOT AFFECTED BY HEADINGS,
                     ETC. The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

                (c) NUMBER, GENDER, ETC. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

                (d)  DATE FOR ANY ACTION.  If any date on
                     which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

2.              PURPOSE OF AGREEMENT

                The purpose of this agreement is to create the Trust for the benefit of the Holders, as herein provided. The Trustee will hold the Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Holders as provided in this agreement.

3.              VOTING SHARE

                (a)  ISSUANCE AND OWNERSHIP OF THE VOTING
                     SHARE. Digicon hereby issues to and deposits with the Trustee the Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders and in accordance with the provisions of this agreement. Digicon hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the issuance of the Voting Share by Digicon to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Share, provided that the Trustee shall:

                        (i) hold the Voting Share and the legal title
                            thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this agreement; and

                       (ii) except as specifically authorized by this
                            agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share and the Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this agreement.


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                (b)  LEGENDED SHARE CERTIFICATES.  Veritas
                     will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Exchangeable Shares held by a Holder.

                (c)  SAFE KEEPING OF CERTIFICATE.  The
                     certificate representing the Voting Share shall at all times be held in safe keeping by the Trustee or its agent.

4.              EXERCISE OF VOTING RIGHTS

                (a)  VOTING RIGHTS.  The Trustee, as the
                     holder of record of the Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may properly come before the stockholders of Digicon at a Digicon Meeting or in connection with a Digicon Consent (in each case, as hereinafter defined). The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 7(o) hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Holders entitled to instruct the Trustee as to the voting thereof at the time at which a Digicon Consent is sought or a Digicon Meeting is held. To the extent that no instructions are received from a Holder with respect to the Voting Rights to which such Holder is entitled, the Trustee shall not exercise or permit the exercise of such Holder's Voting Rights.

                (b)  NUMBER OF VOTES.  With respect to all
                     meetings of stockholders of Digicon at which holders of shares of Digicon Common Stock are entitled to vote (a "Digicon Meeting") and with respect to all written consents sought by Digicon from its stockholders including the holders of shares of Digicon Common Stock (a "Digicon Consent"), each Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Holder on the record date established by Digicon or by applicable law for such Digicon Meeting or Digicon Consent, as the case may be (the "Holder Votes") in respect of each matter, question or proposition to be voted on at such Digicon Meeting or to be consented to in connection with such Digicon Consent.

                (c)  MAILINGS TO SHAREHOLDERS.  With respect
                     to each Digicon Meeting and Digicon Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as Digicon utilizes in communications to holders of Digicon Common Stock, subject to the Trustee's ability to provide this method of communication and upon being advised in writing of such method) to each of the Holders named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is given by Digicon to its stockholders:

                        (i) a copy of such notice, together with any proxy
                            or information statement and related materials to be provided to stockholders of the Digicon;


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                       (ii) a statement that such Holder is entitled to
                            instruct the Trustee as to the exercise of the Holder Votes with respect to such Digicon Meeting or Digicon Consent, as the case may be, or, pursuant to Section 4(g) hereof, to attend such Digicon Meeting and to exercise personally the Holder Votes thereat;

                      (iii) a statement as to the manner in which such
                            instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

                            (A) a proxy to such Holder or his designee to exercise personally the Holder Votes; or

                            (B)  a proxy to a designated agent or other
                                 representative of the management of Digicon to exercise such Holder Votes;

                       (iv) a statement that if no such instructions are
                            received from the Holder, the Holder Votes to which such Holder is entitled will not be exercised;

                        (v) a form of direction whereby the Holder may so
                            direct and instruct the Trustee as contemplated herein; and

                       (vi) a statement of (A) the time and date by which
                            such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Digicon Meeting shall not be earlier than the close of business on the Business Day prior to such meeting, and (B) the method for revoking or amending such instructions.

                The materials referred to above are to be provided by Digicon to the Trustee, but shall be subject to review and comment by the Trustee.

                For the purpose of determining Holder Votes to which a Holder is entitled in respect of any such Digicon Meeting or Digicon Consent, the number of Exchangeable Shares owned of record by the Holder shall be determined at the close of business on the record date established by Digicon or by applicable law for purposes of determining stockholders entitled to vote at such Digicon Meeting or to give written consent in connection with such Digicon Consent. Digicon will notify the Trustee in writing of any decision of the board of directors of Digicon with respect to the calling of any such Digicon Meeting or the seeking of any such Digicon Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4(c).


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                (d)  COPIES OF STOCKHOLDER INFORMATION. Digicon will deliver to the Trustee copies of all proxy materials, (including notices of Digicon Meetings but excluding proxies to vote shares of Digicon Common Stock), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of Digicon Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Holder at the same time as such materials are first sent to holders of Digicon Common Stock. The Trustee will mail or otherwise send to each Holder, at the expense of Digicon, copies of all such materials (and all materials specifically directed to the Holders or to the Trustee for the benefit of the Holders by Digicon) received by the Trustee from Digicon at the same time as such materials are first sent to holders of Digicon Common Stock. The Trustee will make copies of all such materials available for inspection by any Holder at the Trustee's principal office in the cities of Calgary and Toronto.

                (e) OTHER MATERIALS. Immediately after receipt by Digicon or any stockholder of Digicon of any material sent or given generally to the holders of Digicon Common Stock by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Digicon shall use its best efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Holders by such third party) to each Holder as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Holder, at the expense of Digicon, copies of all such materials received by the Trustee from Digicon. The Trustee will also make copies of all such materials available for inspection by any Holder at the Trustee's principal office in the cities of Toronto and Vancouver.

                (f) LIST OF PERSONS ENTITLED TO VOTE. Veritas shall, (i) prior to each annual, general and special Digicon Meeting or the seeking of any Digicon Consent and (ii) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Digicon Meeting or a Digicon Consent, at the close of business on the record date established by Digicon or pursuant to applicable law for determining the holders of Digicon Common Stock entitled to receive notice of and/or to vote at such Digicon Meeting or to give consent in connection with such Digicon Consent. Each such List shall be delivered to the Trustee promptly after receipt by Veritas of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Trustee to perform its obligations under this agreement. Digicon agrees to give Veritas written notice (with a copy to the Trustee) of the calling of any Digicon Meeting or the seeking of any Digicon Consent, together with the record dates therefor, sufficiently prior to the date


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


                     of the calling of such meeting or seeking of such consent so as to enable Veritas to perform its obligations under this Section 4(f).

                (g) ENTITLEMENT TO DIRECT VOTES. Any Holder named in a List prepared in connection with any Digicon Meeting or any Digicon Consent will be entitled (i) to instruct the Trustee in the manner described in Section 4(c) hereof with respect to the exercise of the Holder Votes to which such Holder is entitled or (ii) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Holder Votes to which such Holder is entitled.

                (h)  VOTING BY TRUSTEE, AND ATTENDANCE OF TRUSTEE
                     REPRESENTATIVE, AT MEETING.

                        (i) In connection with each Digicon Meeting and
                            Digicon Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to
                            Section 4(c) hereof, the Holder Votes as to which such Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Holder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Holder pursuant to Section 4(c) hereof.

                       (ii) The Trustee shall cause such representatives
                            as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Digicon Meeting. Upon submission by a Holder (or its designee) of identification satisfactory to the Trustee's representatives, and at the Holder's request, such representatives shall sign and deliver to such Holder (or its designee) a proxy to exercise personally the Holder Votes as to which such Holder is otherwise entitled hereunder to direct the vote, if such Holder either (A) has not previously given the Trustee instructions pursuant to Section 4(c) hereof in respect of such meeting, or (B) submits to the Trustee's representatives written revocation of any such previous instructions. At such meeting, the Holder exercising such Holder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

                (i) DISTRIBUTION OF WRITTEN MATERIALS. Any written materials to be distributed by the Trustee to the Holders pursuant to this agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as Digicon utilizes in communications to holders of Digicon Common Stock) to each Holder at its address as shown on the books of Veritas. Veritas shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

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                            (A)  current lists of the Holders; and

                            (B) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this agreement.

                     The materials referred to above are to be provided by Digicon to the Trustee, but shall be subject to review and comment by the Trustee.

                (j) TERMINATION OF VOTING RIGHTS. Except as otherwise provided herein or in the Exchangeable Share provisions, all of the rights of a Holder with respect to the Holder Votes exercisable in respect of the Exchangeable Shares held by such Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Holder Votes, shall be deemed to be surrendered by the Holder to Digicon and such Holder Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such Holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Holder of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for shares of Digicon Common Stock, as specified in Article 5 hereof (unless in either case Digicon shall not have delivered the Exchangeable Share Consideration deliverable in exchange therefor to the Trustee for delivery to the Holders), or upon the redemption of Exchangeable Shares pursuant to
                     Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of Veritas pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by Digicon pursuant to the exercise by Digicon of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

5.   EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

                (a) GRANT AND OWNERSHIP OF THE EXCHANGE RIGHT. Digicon hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders (i) the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require Digicon to purchase from each or any Holder all or any part of the Exchangeable Shares held by the Holders, and (ii) the Automatic Exchange Rights, all in accordance with the provisions of this agreement. Digicon hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by Digicon to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

                     (iii) hold the Exchange Right and the Automatic Exchange
                           Rights and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this agreement; and


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
                        (iv) except as specifically authorized by this
                             agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which this Trust is created pursuant to this agreement.

                (b) LEGENDED SHARE CERTIFICATES. Veritas will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of:

                        (i) their right to instruct the Trustee with
                            respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Holder; and

                       (ii) the Automatic Exchange Rights.

                (c) GENERAL EXERCISE OF EXCHANGE RIGHT. The Exchange Right shall be and remain vested in and exercised by the Trustee. Subject to Section 7(o) hereof, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Holders entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Holder with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

                (d) PURCHASE PRICE. The purchase price payable by Digicon for each Exchangeable Share to be purchased by Digicon under the Exchange Right shall be an amount equal to the Exchangeable Share Price on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right. In connection with each exercise of the Exchange Right, Digicon will provide to the Trustee an Officer's Certificate setting forth the calculation of the Exchangeable Share Price for each Exchangeable Share. The Exchangeable Share Price for each such Exchangeable Share so purchased may be satisfied only by Digicon issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Holder, the Exchangeable Share Consideration representing the total Exchangeable Share Price.

                (e) EXERCISE INSTRUCTIONS. Subject to the terms and conditions herein set forth, a Holder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Holder on the books of Veritas. To cause the exercise of the Exchange Right by the Trustee, the Holder shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Calgary, Alberta or at such other places in Canada as the Trustee may from time to time designate by written notice to the Holders, the certificates representing the Exchangeable Shares which such Holder desires Digicon to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act (Alberta) and the by-laws of Veritas and such additional documents and instruments as the Trustee may reasonably require together with (i) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (A) that the Holder thereby instructs the Trustee to exercise the Exchange Right so as to require Digicon to purchase from the Holder the number of Exchangeable Shares specified therein, (B) that such Holder has good title to and owns all such Exchangeable Shares to be acquired by Digicon free and clear of all liens, claims and encumbrances, (C) the names in which the certificates representing Digicon Common Stock issuable in connection with the exercise of the Exchange Right are to be issued and (D) the names and addresses of the persons to whom the Exchangeable Share Consideration should be delivered and (ii) payment (or evidence satisfactory to the Trustee, Veritas and Digicon of payment) of the taxes (if any) payable as contemplated by Section 5(h) of this agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Digicon under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the Holder at the expense of Veritas.

                (f) DELIVERY OF EXCHANGEABLE SHARE CONSIDERATION; EFFECT OF EXERCISE. Promptly after receipt of the certificates representing the Exchangeable Shares which the Holder desires Digicon to purchase under the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right), duly endorsed for transfer to Digicon, the Trustee shall notify Digicon and Veritas of its receipt of the same, which notice to Digicon and Veritas shall constitute exercise of the Exchange Right by the Trustee on behalf of the Holder of such Exchangeable Shares, and Digicon shall immediately thereafter deliver or cause to be delivered to the Trustee, for delivery to the Holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such Holder), the Exchangeable Share Consideration deliverable in connection with the exercise of the Exchange Right; provided, however, that no such delivery shall be made unless and until the Holder requesting the same shall have paid (or provided evidence satisfactory to the Trustee, Veritas and Digicon of the payment of) the taxes (if any) payable as contemplated by Section 5(h) of this agreement. Immediately upon the giving of notice by the Trustee to Digicon and Veritas of the exercise of the Exchange Right, as provided in this Section 5(f), the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Holder of such Exchangeable Shares shall be deemed to have transferred to Digicon all of its right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless such Exchangeable Share Consideration is not delivered by Digicon to the Trustee, for delivery to such Holder (or to such other persons, if any, properly designated by such Holder), within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Holder shall remain unaffected until such Exchangeable Share Consideration is delivered by Digicon and any cheque included therein is paid. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of Digicon Common Stock delivered to it pursuant to the Exchange Right. Notwithstanding the foregoing until the Exchangeable Share Consideration is delivered to the Holder, the Holder shall be deemed to still be a holder of the sold Exchangeable Shares for purposes of voting rights with respect thereto under this agreement.

                (g) EXERCISE OF EXCHANGE RIGHT SUBSEQUENT TO RETRACTION. In the event that a Holder has exercised its right under
                     Article 6 of the Exchangeable Share Provisions to require Veritas to redeem any or all of the Exchangeable Shares held by the Holder (the "Retracted Shares") and is notified by Veritas pursuant to Section 6.6 of the Exchangeable Share Provisions that Veritas will not be permitted as a result of liquidity or solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from Veritas and provided that Digicon shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Holder has not revoked the retraction request delivered by the Holder to Veritas pursuant to Section 6.1 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Holder to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares which Veritas is unable to redeem. In any such event, Veritas hereby agrees with the Trustee and in favour of the Holder immediately to notify the Trustee of such prohibition against Veritas redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Holder to Veritas or to the transfer agent of the Exchangeable Shares (including without limitation a copy of the retraction request delivered pursuant to Section
                     6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that Veritas is not permitted to redeem and will require Digicon to purchase such shares in accordance with the provisions of this
                     Article 5.

                (h) STAMP OR OTHER TRANSFER TAXES. Upon any sale of Exchangeable Shares to Digicon pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing Digicon Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Holder of the Exchangeable Shares so sold or in such names as such Holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Holder (i) shall pay (and neither Digicon, Veritas nor the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Holder or (ii) shall have established to the satisfaction of the Trustee, Digicon and Veritas that such taxes, if any, have been paid.

                (i) NOTICE OF INSOLVENCY EVENT. Immediately upon the occurrence of an Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event, Veritas and Digicon shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from Veritas and Digicon or from any other Person of the occurrence of an Insolvency Event, the Trustee will mail to each Holder, at the expense of Digicon, a notice of such Insolvency Event in the form provided by Digicon, which notice shall contain a brief statement of the right of the Holders with respect to the Exchange Right.

                (j) QUALIFICATION OF DIGICON COMMON STOCK. Digicon covenants that if any shares of Digicon Common Stock to be issued and delivered pursuant to the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other legal requirement (collectively, the "Applicable Laws") before such shares may be issued and delivered by Digicon to the initial holder thereof (other than Veritas) or in order that such shares may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a "control person" of Digicon for purposes of Canadian federal or provincial securities law or an "affiliate" of Digicon for purposes of United States federal or state securities law), Digicon will in good faith expeditiously take all such actions and do all such things as are necessary to cause such shares of Digicon Common Stock to be and remain duly registered, qualified or approved. Digicon represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of Digicon Common Stock to be issued and delivered pursuant to the Exchange Right and the Automatic Exchange Rights and to be freely tradeable thereafter (other than restrictions on transfer by reason of a holder being a "control person" of Digicon for the purposes of Canadian federal and provincial securities law or an "affiliate" of Digicon for the purposes of United States federal or state securities law). Digicon will in good faith expeditiously take all such actions and do all such things as are necessary to cause all shares of Digicon Common Stock to be delivered pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which such shares are listed, quoted or posted for trading at such time.

                (k)  RESERVATION OF SHARES OF DIGICON COMMON STOCK.

                     Digicon hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of Digicon Common Stock (i) as is equal to the sum of (A) the number of Exchangeable Shares issued and outstanding from time to time and (B) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (ii) as are now and may hereafter be required to enable and permit Veritas to meet its obligations hereunder, under the Restated Certificate of Incorporation of Digicon, under the Support Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Arrangement with respect to which Digicon may now or hereafter be required to issue shares of Digicon Common Stock.

                (l)  AUTOMATIC EXCHANGE ON LIQUIDATION OF DIGICON.

                        (i) Digicon will give the Trustee written notice of
                            each of the following events at the time set forth below:

                            (A) in the event of any determination by the board of directors of the Digicon to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Digicon or to effect any other distribution of assets of Digicon among its stockholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

                            (B) immediately, upon the earlier of (I) receipt by Digicon of notice of and (II)
                                 Digicon otherwise becoming aware of any
                                 threatened or  instituted claim, suit,
                                 petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Digicon or to effect any other distribution of assets of Digicon among its stockholders for the purpose of winding-up its affairs.

                       (ii) Immediately following receipt by the Trustee
                            from Digicon of notice of any event (a "Liquidation Event") contemplated by Section 5(l)(i) above, the Trustee will give notice thereof to the Holders. Such notice will be provided by Digicon to the Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for shares of Digicon Common Stock provided for in
                            Section 5(l)(iii) below.

                      (iii) In order that the Holders will be able to
                            participate on a PRO RATA basis with the holders of Digicon Common Stock in the distribution of assets of Digicon in connection with a Liquidation Event, immediately prior to the effective time (the "Liquidation Event Effective Time") of a Liquidation Event all of the then outstanding Exchangeable Shares shall be automatically exchanged for shares of Digicon Common Stock. To effect such automatic exchange, Digicon shall be deemed to have purchased each Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Time and held by Holders, and each Holder shall be deemed to have sold the Exchangeable Shares held by it at such time, for a purchase price per share equal to the Exchangeable Share Price applicable at such time. In connection with such automatic exchange, Digicon will provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share.

                       (iv) The closing of the transaction of purchase and
                            sale contemplated by Section 5(l)(iii) above shall be deemed to have occurred immediately prior to the Liquidation Event Effective Time, and each Holder of Exchangeable Shares shall be deemed to have transferred to Digicon all of the Holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and Digicon shall deliver to the Holder the Exchangeable Share Consideration deliverable upon the automatic exchange of Exchangeable Shares. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of Digicon
                            Common Stock issued to it pursuant to the automatic exchange of Exchangeable Shares for Digicon Common Stock and the certificates held by the Holder previously representing the Exchangeable Shares exchanged by the Holder with Digicon pursuant to such automatic exchange shall thereafter be deemed to represent the shares of Digicon Common Stock issued to the Holder by Digicon pursuant to such automatic exchange. Upon the request of a Holder and the surrender by the Holder of Exchangeable Share certificates deemed to represent shares of Digicon Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as Digicon may reasonably require, Digicon shall deliver or cause to be delivered to the Holder certificates representing the shares of Digicon Common Stock of which the Holder is the holder. Notwithstanding the foregoing until each Holder is actually entered on the register of holders of Digicon Common Stock, such Holder shall be deemed to still be a holder of the transferred Exchangeable Shares for purposes of all voting rights with respect thereto under this agreement.

6.   RESTRICTIONS ON ISSUANCE OF DIGICON SPECIAL VOTING STOCK

                During the term of this agreement, Digicon will not issue any shares of Digicon Special Voting Stock in addition to the Voting Share.

7.   CONCERNING THE TRUSTEE

                (a) POWERS AND DUTIES OF THE TRUSTEE. The rights, powers and authorities of the Trustee under this agreement, in its capacity as trustee of the Trust, shall include:

                        (i) receipt and deposit of the Voting Share from
                            Digicon as trustee for and on behalf of the Holders in accordance with the provisions of this agreement;

                       (ii) granting proxies and distributing materials to
                            Holders as provided  in this agreement;

                      (iii) voting the Holder Votes in accordance with
                            the provisions of this  agreement;

                       (iv) receiving the grant of the Exchange Right and
                            the Automatic Exchange Rights from Digicon as trustee for and on behalf of the Holders in accordance with the provisions of this agreement;

                        (v) exercising the Exchange Right and enforcing the
                            benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this agreement, and in connection therewith receiving from Holders Exchangeable Shares and other requisite documents and distributing to such Holders the shares of Digicon Common Stock and cheques, if any, to which such Holders are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

                       (vi) holding title to the Trust Estate;

                      (vii) investing any moneys forming, from time to
                            time, a part of the Trust Estate as provided in this agreement;

                     (viii) taking action at the direction of a Holder
                            or Holders to enforce the obligations of Digicon under this agreement; and

                       (ix) taking such other actions and doing such other
                            things as are specifically provided in this agreement.

                In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this agreement.

                The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Holders and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

                The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice the Trustee may for all purposes of this agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

                (b) NO CONFLICT OF INTEREST. The Trustee represents to Veritas and Digicon that at the date of execution and delivery of this agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10 hereof. If, notwithstanding the foregoing provisions of this Section 7(b), the Trustee has such a material conflict of interest, the validity and enforceability of this agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 7(b), any interested party may apply to the Alberta Court of Queen's Bench an order that the Trustee be replaced as trustee hereunder.

                (c) DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC. Veritas and Digicon irrevocably authorize the Trustee, from time to time, to:

                        (i) consult, communicate and otherwise deal with
                            the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Digicon Common Stock; and

                       (ii) requisition, from time to time, (A) from any
                            such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this agreement and (B) from the transfer agent of Digicon Common Stock, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights in the manner specified in Article 5 hereof.

                Veritas and Digicon irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Digicon covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights, in each case pursuant to
                Article 5 hereof.

                (d) BOOKS AND RECORDS. The Trustee shall keep available for inspection by Digicon and Veritas, at the Trustee's principal office in Calgary, Alberta, correct and complete books and records of account relating to the Trustee's actions under this agreement, including without limitation all information relating to mailings and instructions to and from Holders and all transactions pursuant to the Voting Rights, the Exchange Right and the Automatic Exchange Rights for the term of this agreement. On or before June 30, 1997, and on or before June 30 in every year thereafter, so long as the Voting Share is on deposit with the Trustee, the Trustee shall transmit to Digicon and Veritas a brief report, dated as of the preceding March 31, with respect to:

                        (i) the property and funds comprising the Trust
                            Estate as of that date;

                       (ii) the number of exercises of the Exchange Right,
                            if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Holders in consideration of the issue and delivery by Digicon of shares of Digicon Common Stock in connection with the Exchange Right, during the calendar year ended on such date; and

                      (iii) all other actions taken by the Trustee in the
                            performance of its duties under this agreement which it had not previously reported.

                (e) INCOME TAX RETURNS AND REPORTS. The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded and, in connection therewith, may obtain the advice and assistance of such experts as the Trustee may consider necessary or advisable. If requested by the Trustee, Digicon shall retain such experts for purposes of providing such advice and assistance.

                (f) INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE. The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this agreement at the request, order or direction of any Holder upon such Holder furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Share pursuant to
                     Article 4 hereof, subject to Section 7(o) hereof, and with respect to the Exchange Right pursuant to Article 5 hereof, subject to Section 7(o) hereof, and with respect to the Automatic Exchange Rights pursuant to Article 5 hereof.

                     None of the provisions contained in this agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given funds, security and indemnified as aforesaid.

                (g) ACTIONS BY HOLDERS. No Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 7(f) hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the

                     Voting Rights, the Exchange Right or the Automatic Exchange Rights, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders.

                (h) RELIANCE UPON DECLARATIONS. The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of
                     Section 7(i) hereof, if applicable, and with any other applicable provisions of this agreement.

                (i)  EVIDENCE AND AUTHORITY TO TRUSTEE.
                     Veritas and/or Digicon shall furnish to the Trustee evidence of compliance with the conditions provided for in this agreement relating to any action or step required or permitted to be taken by Veritas and/or Digicon or the Trustee under this agreement or as a result of any obligation imposed under this agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of Veritas and/or Digicon forthwith if and when:

                        (i) such evidence is required by any other section
                            of this agreement to be furnished to the Trustee in accordance with the terms of this Section 7(i); or

                       (ii) the Trustee, in the exercise of its rights,
                            powers, duties and authorities under this agreement, gives Veritas and/or Digicon written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

                      Such evidence shall consist of an Officer's Certificate of Veritas and/or Digicon or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this agreement.

                      Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Rights, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of Veritas and/or Digicon it shall be in the form of an Officer's Certificate or a statutory declaration.

                      Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this agreement shall include a statement by the person giving the evidence:

                      (iii) declaring that he has read and understands
                            the provisions of this agreement relating to the condition in question:

                       (iv) describing the nature and scope of the
                            examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

                        (v) declaring that he has made such examination or
                            investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

                (j)  EXPERTS, ADVISERS AND AGENTS.  The Trustee may:

                        (i) in relation to these presents act and rely on
                            the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Veritas and/or Digicon or otherwise, and may employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

                       (ii) employ such agents and other assistants as it
                            may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust.

                (k)  INVESTMENT OF MONEYS HELD BY TRUSTEE.
                     Unless otherwise provided in this agreement, any moneys held by or on behalf of the Trustee which under the terms of this agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Alberta, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of Veritas. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of Veritas, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

                (l)  TRUSTEE NOT REQUIRED TO GIVE SECURITY.
                     The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this agreement or otherwise in respect of the premises.

                (m)  TRUSTEE NOT BOUND TO ACT ON REQUEST.
                     Except as in this agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Veritas and/or Digicon or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

                (n)  AUTHORITY TO CARRY ON BUSINESS.  The
                     Trustee represents to Veritas and Digicon that at the date of execution and delivery by it of this agreement it is authorized to carry on the business of a trust company in the Province of Alberta but if, notwithstanding the provisions of this Section 7(n), it ceases to be so authorized to carry on business, the validity and enforceability of this agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of Alberta, either become so authorized or resign in the manner and with the effect specified in Article 10 hereof.

                (o)  CONFLICTING CLAIMS.  If conflicting
                     claims or demands are made or asserted with respect to any interest of any Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

                        (i) the rights of all adverse claimants with
                            respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

                       (ii) all differences with respect to the Voting
                            Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.


                      If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

                (p) ACCEPTANCE OF TRUST. The Trustee hereby accepts the Trust created and provided for by and in this agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.

8.   COMPENSATION

                (a) Digicon and Veritas jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this agreement and will reimburse the Trustee for all reasonable expenses (including but not limited to taxes, compensation paid to experts, agents and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its rights and duties under this agreement; provided that Digicon and Veritas shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence or willful misconduct.

9.   INDEMNIFICATION AND LIMITATION OF LIABILITY

                (a) INDEMNIFICATION OF THE TRUSTEE. Digicon and Veritas jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel on a solicitor and his own client basis) which, without fraud, negligence, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this agreement, or any written or oral instructions delivered to the Trustee by Digicon or Veritas pursuant hereto. In no case shall Digicon or Veritas be liable under this indemnity for any claim against any of the Indemnified Parties unless Digicon and Veritas shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii), below, Digicon and Veritas shall be entitled to participate at their own expense in the defense and, if Digicon or Veritas so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Digicon or Veritas, such authorization not to be unreasonably withheld; or
                     (ii) the named parties to any such suit include both the Trustee and Digicon or Veritas and the Trustee shall have been advised by counsel acceptable to Digicon or Veritas that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to Digicon or Veritas and that an actual or potential conflict of interest exists (in which case Digicon and Veritas shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).

                (b)  LIMITATION OF LIABILITY.  The Trustee
                     shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this agreement, except to the extent that such loss is attributable to the fraud, negligence, willful misconduct or bad faith on the part of the Trustee.

10.  CHANGE OF TRUSTEE

                (a) RESIGNATION. The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Digicon and Veritas specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless Digicon and Veritas otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Digicon and Veritas shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the Alberta Court of Queen's Bench upon application of one or more of the parties hereto.

                (b)  REMOVAL.  The Trustee, or any trustee
                     hereafter appointed, may be removed with or without cause, at any time on 60 days' prior notice by written instrument executed by Digicon and Veritas, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee, provided that, in connection with such removal, provision is made for a replacement trustee similar to that contemplated in
                     Section 10(a).

                (c) SUCCESSOR TRUSTEE. Any successor trustee appointed as provided under this agreement shall execute, acknowledge and deliver to Digicon and Veritas and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this agreement, with like effect as if originally named as trustee in this agreement. However, on the written request of Digicon and Veritas or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Digicon, Veritas and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

                (d)  NOTICE OF SUCCESSOR TRUSTEE.  Upon
                     acceptance of appointment by a successor trustee as provided herein, Digicon and Veritas shall cause to be mailed notice of the succession of such trustee hereunder to each Holder specified in a List. If Digicon or Veritas shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Digicon and Veritas.

11.  DIGICON SUCCESSORS

                (a)  CERTAIN REQUIREMENTS IN RESPECT OF
                     COMBINATION, ETC. Digicon shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

                        (i) such other Person or continuing corporation
                            (the "Digicon Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee and in the opinion of legal counsel to the Trustee are necessary or advisable to evidence the assumption by the Digicon Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Digicon Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Digicon under this agreement; and

                       (ii) such transaction shall, to the satisfaction of
                            the Trustee and in the opinion of legal counsel to the Trustee, be upon such terms as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Holders hereunder.

                (b) VESTING OF POWERS IN SUCCESSOR. Whenever the conditions of Section 11(a) hereof have been duly observed and performed, the Trustee, if required, by
                     Section 11(a) hereof, the Digicon Successor and Veritas shall execute and deliver the supplemental agreement provided for in Article 12 hereof and thereupon the Digicon Successor shall possess and from time to time may exercise each and every right and power of Digicon under this agreement in the name of Digicon or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the board of directors of Digicon or any officers of Digicon may be done and performed with like force and effect by the directors or officers of such Digicon Successor.

                (c)  WHOLLY-OWNED SUBSIDIARIES.  Nothing
                     herein shall be construed as preventing the amalgamation or merger of any wholly-owned subsidiary of Digicon with or into Digicon or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Digicon provided that all of the assets of such subsidiary are transferred to Digicon or another wholly-owned subsidiary of Digicon, and any such transactions are expressly permitted by this Article 11.

12.  AMENDMENTS AND SUPPLEMENTAL AGREEMENTS

                (a)  AMENDMENTS, MODIFICATIONS, ETC.  This
                     agreement may not be amended or modified except by an agreement in writing executed by Veritas, Digicon and the Trustee and approved by the Holders in accordance with
                     Section 9.2 of the Exchangeable Share Provisions.

                (b) MINISTERIAL AMENDMENTS. Notwithstanding the provisions of Section 12(a) hereof, the parties to this agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this agreement for the purposes of:

                        (i) adding to the covenants of any or all of the
                            parties hereto for the protection of the Holders hereunder;

                       (ii) making such amendments or modifications not
                            inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of Digicon and Veritas and in the opinion of the Trustee and its counsel, having in mind the best interests of the Holders as a whole, it may be expedient to make, provided that such boards of directors and the Trustee and its counsel shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole; or

                      (iii) making such changes or corrections which, on
                            the advice of counsel to Veritas, Digicon and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee and its counsel and the board of directors of each of Veritas and Digicon shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Holders as a whole.

                (c) MEETING TO CONSIDER AMENDMENTS. Veritas, at the request of Digicon, shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of Veritas, the Exchangeable Share Provisions and all applicable laws.

                (d)  CHANGES IN CAPITAL OF DIGICON AND
                     VERITAS. At all times after the occurrence of any event effected pursuant to Section 2(g) or Section 2(h) of the Support Agreement, as a result of which either Digicon Common Stock or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Digicon Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

                (e) EXECUTION OF SUPPLEMENTAL AGREEMENTS. No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time Veritas (when authorized by a resolution of its Board of Directors), Digicon (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

                        (i) evidencing the succession of any Digicon
                            Successors to Digicon and the covenants of and obligations assumed by each such Digicon Successors in accordance with the provisions of Article 11 and the successor of any successor trustee in accordance with the provisions of Article 10;

                       (ii) making any additions to, deletions from or
                            alterations of the provisions of this agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee and its counsel, will not be prejudicial to the interests of the Holders as a whole or are in the opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Digicon, Veritas, the Trustee or this agreement; and

                      (iii) for any other purposes not inconsistent with
                            the provisions of this agreement, including without limitation to make or evidence any amendment or modification to this agreement as contemplated hereby, provided that, in the opinion of the Trustee and its counsel, the rights of the Trustee and the Holders as a whole will not be prejudiced thereby.

13.  TERMINATION

                (a)  TERM.  The Trust created by this
                     agreement shall continue until the earliest to occur of the following events:

                        (i) no outstanding Exchangeable Shares are held by
                            a Holder;

                       (ii) each of Veritas and Digicon elects in writing
                            to terminate the Trust and such termination is approved by the Holders of the Exchangeable Shares in accordance with Section 9.2 of the Exchangeable Share Provisions; and

                      (iii) 21 years after the death of the last survivor
                            of the descendants of His Majesty King George VI of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

                (b)  SURVIVAL OF AGREEMENT.  This agreement
                     shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Holder; provided, however, that the provisions of Articles 8 and 9 hereof shall survive any such termination of this agreement.

14.  GENERAL

                (a)  SEVERABILITY.  If any provision of this
                     agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

                (b)  INUREMENT.  This agreement shall be
                     binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Holders.

                (c)  NOTICES TO PARTIES.  All notices and
                     other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

                (i) if to Digicon at:


                Digicon Inc.
                3701 Kirby Drive, Suite 112
                Houston, Texas 77098
                Attention: President
                Telecopy:(713) 526-5611

                (ii)        if to Veritas at:

                Veritas Energy Services Inc.
                Suite 300, 615 - Third Avenue S.W.
                Calgary, Alberta T2P 0G6
                Attention: President
                Telecopy:(403) 266-9359

                (iii)if to the Trustee at:

                if by mail or delivery:

                The R-M Trust Company
                600 The Dome Tower
                333 - 7th Avenue S.W.
                Calgary, Alberta  T2P 2Z1
                Attention:  _______________
                Telecopy: (403) 232-2400

                Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

                (d)  NOTICE OF HOLDERS.  Any and all notices
                     to be given and any documents to be sent to any Holders may be given or sent to the address of such Holder shown on the register of Holders of Exchangeable Shares in any manner permitted by the Exchangeable Share Provisions and shall be deemed to be received (if given or sent in such manner) at the time specified in such Exchangeable Share Provisions, the provisions of which the Exchangeable Share Provisions shall apply mutatis mutandis to notices or documents as aforesaid sent to such Holders.

                (e)  RISK OF PAYMENTS BY POST.  Whenever
                     payments are to be made or documents are to be sent to any Holder by the Trustee, by Veritas or by Digicon or by such Holder to the Trustee or to Digicon or Veritas, the making of such payment or sending of such document sent through the post shall be at the risk of Veritas or Digicon, in the case of payments made or documents sent by the Trustee or Veritas or Digicon, and the Holder, in the case of payments made or documents sent by the Holder.

                (f)  COUNTERPARTS.  This agreement may be
                     executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                (g)  JURISDICTION.  This agreement shall be
                     construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

                (h)  ATTORNMENT.  Digicon agrees that any
                     action or proceeding arising out of or relating to this agreement may be instituted in the courts of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints Veritas at its registered office in the Province of Alberta as Digicon's attorney for service of process.


     IN WITNESS WHEREOF, the parties hereby have caused this agreement to be duly executed as of the date first above written.


                                        DIGICON INC.


                                        Per:  /s/ RICHARD W. McNAIRY
                                            ------------------------------
                                              Richard W. McNairy,
                                              Vice President and
                                              Chief Financial Officer


                                        VERITAS ENERGY SERVICES INC.


                                        Per: /s/ DAVID B. ROBSON
                                            ------------------------------

                                            ------------------------------


                                        THE R-M TRUST COMPANY

                                        Per: /s/ JOYCE WHITELAW
                                            ------------------------------
                                            /s/ PATRICIA HODSON
                                            ------------------------------